EXHIBIT 32.01

The following certification shall not be deemed “filed” for purposes of section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 10-K of SigmaTel, Inc., a Delaware corporation, for the period ended December 31, 2004, as filed with the Securities and Exchange Commission, each of the undersigned officers of SigmaTel, Inc. certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his respective knowledge:

(1) the accompanying Annual Report on Form 10-K of the Company for the year ended December 31, 2004, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of SigmaTel, Inc. for the periods presented therein.

Date: February 7, 2005

/s/ Ronald P. Edgerton
Ronald P. Edgerton
Chief Executive Officer

Date: February 7, 2005

/s/ Ross A. Goolsby
Ross A. Goolsby
Chief Financial Officer

A signed original of the above certification has been provided to SigmaTel, Inc. and will be retained by SignaTel, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.